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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549


                                    FORM 8-K


                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


   Date of report (Date of earliest event reported)    SEPTEMBER 11, 1995
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                        GREENE COUNTY BANCSHARES, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

                                   TENNESSEE
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                 (State or Other Jurisdiction of Incorporation)

              0-14289                                     62-1222567
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     (Commission File Number)               (I.R.S. Employer Identification No.)

MAIN AND DEPOT STREETS, GREENEVILLE, TENNESSEE          37743
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     (Address of Principal Executive Offices)         (Zip Code)

                                615/639-5111
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            (Registrant's Telephone Number, Including Area Code)

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         (Former Name or Former Address, if Changed Since Last Report)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         (a) On September 11, 1995, Greene County Bancshares, Inc. ("Company") entered into a Stock Purchase Agreement with William C. Adams, Sr., Ann S. Adams and William C. Adams, Jr., (collectively the "Sellers"), the sole shareholders of Premier Bancshares, Inc. ("PBI"), the one bank holding company for Premier Bank of East Tennessee, Niota, Tennessee. The Agreement provides for the Company's acquisition from the Sellers of 100% of the outstanding shares of PBI for a purchase price of $3,140,000. The purchase price shall be paid by (i) cash of $8,582 at closing, (ii) cash of $700,000 payable at closing or on January 15, 1996, whichever is later, and (iii) the Company's promissory notes to the Sellers in the aggregate principal amounts of $2,431,418.

                 The purchase price is a result of arms-length negotiations between the Company and the Sellers, with the final purchase price being approved by the Board of Directors of the Company based on its knowledge of the financial institutions industry and comparable prices being paid for financial institutions similar to PBI. The source of funds for payment of the purchase price will be cash on hand of the Company.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c) The following exhibit is furnished in accordance with the provisions of Item 601 of Regulation S-K:

                 Exhibit 99 -     Stock Purchase Agreement by and between
                                  Greene County Bancshares, Inc. and William C.
                                  Adams, Sr.; Ann S. Adams; and William C.
                                  Adams, Jr., dated September 11, 1995.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   GREENE COUNTY BANCSHARES, INC.


Date:  September 22, 1995          By:  /s/ Stan Puckett
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                                        Stan Puckett, President